Exhibit 99
VERTRO, INC NAMES JAMES G. GALLAGHER AS
NEW CHIEF FINANCIAL OFFICER

NEW YORK, NY – June 2, 2010. Vertro, Inc., (NASDAQ: VTRO) today announced the appointment of James G. Gallagher as Chief Financial Officer. Mr. Gallagher will report to Vertro's President and Chief Executive Officer, Peter Corrao, and will be based in the Company's New York City office. Mr. Gallagher's appointment is effective immediately.

Mr. Gallagher has extensive financial, strategic and operational experience. He joins Vertro from Gallagher Enterprises, a strategic financial and management consulting firm he founded in 2001. Gallagher Enterprises provided consultancy on financial and operational issues and funding resources to start-ups and high-growth companies with revenues up to $150 million.

Prior to Gallagher Enterprises, Mr. Gallagher held positions including Vice President, Chief Financial Officer and Secretary at technology company, VRex, Inc., and Chief Financial Officer at publicly traded international software company, Vizrt, Inc. Mr. Gallagher has also held senior level financial positions at companies including Infocus Employee Services (a XEROX spin-off), Medsite, Inc., Sony Music Entertainment, Inc., and Reiss Media Enterprises, Inc. He also spent 10 years as a Senior Audit Manager at the international accounting and consulting firm of Arthur Andersen LLP.

"We're pleased to announce James's appointment as our new Chief Financial Officer," commented Peter Corrao, Vertro's President and Chief Executive Officer. "James has a proven financial track record and a wealth of highly relevant experience in growth-oriented businesses. We believe that adding James to our executive team will enable us to better capitalize on strategic and growth opportunities at this exciting time in our Company's evolution," continued Mr. Corrao.

"This is a tremendous opportunity to join a Company that has completed a far-reaching turnaround program, and put in place the fundamentals that it expects will drive continued growth and profitability," commented Mr. Gallagher. "I believe my extensive and highly relevant experience will enable me to quickly contribute to and further enhance the Company's financial, operational and business strategy, and I greatly look forward to the opportunity."

http://www.vertro.com/

About Vertro, Inc.
Vertro, Inc. (NASDAQ: VTRO) is an Internet company that owns and operates the ALOT product portfolio. ALOT's products are designed to 'Make the Internet Easy' by enhancing the way consumers engage with content online. Through ALOT, Internet users can discover best-of-the-web third party content and display that content through customizable toolbar, homepage and desktop products. ALOT has millions of live users across its product portfolio. Together these users conduct high-volumes of type-in search queries, which are monetized through third-party search and content agreements.

Source: VTRO-G

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe," or "expect" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to develop and successfully market new products and services, and (3) the potential acceptance of new products in the market. Additional key risks are described in Vertro's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-Q for Q1 2010.

Contact:
Alex Vlasto
VP, Marketing & Communications
646.253.0627
alex.vlasto@vertro.com